Tecogen's Emerging Opportunities for Growth: Cogeneration and Chilling, Indoor Cultivation, and Vehicle Emissions Control

January 7, 2019

Tecogen's DG (Distributed Generation) products and technology has significant near-term potential for growth as worldwide electric power generation moves from large centralized sources to smaller onsite sources that are cleaner, more efficient, and less costly. Driving this shift are infrastructure shortcomings of aging utility grids. These have become increasingly strained and less reliable while major expansion upgrades are politically difficult and slow to implement, especially in urban areas where upgrades are most urgently needed. Predictably, utilities have managed the demand by invoking higher tariffs, many heavily weighted to the time of use, which has opened the door to innovative DG technology.

The DG/microgrid technology developed by Tecogen and embodied in the company's InVerde and natural gas air-conditioning products (Tecochill) circumvent the negative consequences of an aging power system; our reliable power production technology is over twice as efficient as the US power grid while its fuel source, natural gas, is plentiful and inexpensive. Moreover, the microgrid feature of the company's products enable facilities to operate indefinitely when the grid has failed, an increasing concern in the United States and elsewhere as the power grid becomes more vulnerable to climate change induced outages. Our modular approach allows scalable project implementation to proceed quickly at modest cost, especially relative to the alternative: utility infrastructure upgrades and expansion. Notably, Tecogen revenue has nearly quadrupled in the last ten years, which we believe is strong affirmation of the increasing microgrid market as we have envisioned.

Case in Point: Cannabis (Marijuana) Cultivation – a Major Growing Market for Tecogen

A prime example of Tecogen's success following the reasoning outlined above, is the emerging industry of indoor cultivation of cannabis for medicinal and recreational use. Our products, particularly our air-conditioning chillers, have sold exceptionally well to these applications where cannabis has been legalized (Massachusetts, Colorado, Florida, and Canada). In 2016, only 2% of Tecogen production was slated to the Cannabis market, increasing, remarkably, two years later 14-fold (28% of 2018 our production).



Intense lighting and space conditioning needs in Indoor Cannabis growing operation place heavy burden most electric supply services

Growers are typically confronted with especially acute electricity supply issues due to the energy intensity of their process. The strong lighting and resulting cooling load coupled with humidity control often exceed the electrical capacity of preexisting warehouses being converted for cultivation. At the same time, the market favors locally grown "craft" product which generally discourages consideration of locating to states having less expensive and more abundant electricity (which is not an option, in any case, as

January 7, 2019

product transport across state lines is prohibited by federal law). This presents an ideal opportunity for Tecogen: our Tecochill natural gas chillers can be used to eliminate the electrical load required for cooling and dehumidification, avoiding the need for an expensive service upgrade to the building, while at the same time reducing operating costs for cooling and dehumidification by two thirds in states with higher electric rates.

We believe legalization of marijuana throughout most of the US and Canada is inevitable. In this past election cycle, three states affirmed legal status including Michigan which voted positively for recreational use. Legalization appears imminent in New Jersey and New York which, if approval indeed ensues, will create enormous demand in the region where Tecogen microgrid products already are in high demand due to high electricity tariffs and grid reliability concerns (Hurricane Sandy aftermath). As cannabis production ramps up, we anticipate a flourishing market for the company's chiller and Combined Heat and Power (CHP) systems especially where the demand is accentuated by recreational use legalization. Further, we anticipate similar opportunities for the company will be found in the expanding indoor cultivation market[1] as consumers increasingly value locally sourced produce. In Q4 2018, we completed our first product sale of three chillers for indoor lettuce cultivation (see our December 13, 2018 press release).

Developing Technology: Ultera Low Emissions Technology Application to Mobile Sources

In conjunction with the State of California and the Southern California Gas Co., Tecogen has developed groundbreaking emissions technology for its stationary, natural gas fueled products. The technology applies to "criteria pollutants", those chemicals directly impacting human health and highlighted in the recent Volkswagen scandal (nitrogen oxides, carbon monoxide, and hydrocarbons). The development program was initiated by the emergence of extremely restrictive emissions regulations in Southern California in 2010 for stationary equipment applied to electricity generation. The levels of criteria pollution required to meet these regulations are the lowest in the United States and far lower than those required of mobile sources, even in optional, rarely attained "near-zero" certifications.


Tecochill

Tecochill natural gas-powered air-conditioner utilized in Massachusetts for Cannabis cultivation

The aftertreatment process was subsequently patented by the company both domestically and internationally and successfully commercialized as Ultera. It is utilized in most Tecogen product shipments. The process is generally applicable to any spark-ignited internal combustion engine configured to use a conventional catalyst aftertreatment system. It has been applied to a variety of engines operating on biofuels, propane, gasoline and natural gas with similarly successful results. Currently, Ultera-equipped engines are the only ones successfully permitted in Southern California for electricity generation without operating limits or special exemption since the passing of the new regulation in 2010. Most recently, the SoCal regulatory body has broadened

[1] See, for example:
https://www.eater.com/2018/7/3/17531192/vertical-farming-agriculture-hydroponic-greens
https://techcrunch.com/2017/07/19/billionaires-make-it-rain-on-plenty-the-indoor-farming-startup/
https://www.producegrower.com/article/greenhouse-operations-forbes-agtech-startup/

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these restrictive permit requirements, influenced by Ultera's practicality and successful results, to other stationary engine categories (see our press release here).

Tecogen's Ultera system eventually attracted the interest of the propane (LPG) industry, whose once dominant position in fueling fork lift trucks is being eroded by competing models powered by rechargeable batteries, largely because of their emissions shortcomings and despite significant disadvantages of the battery systems -- they are costlier and often unable to complete a full shift because of energy storage limitations. Consequently, Tecogen was funded by the industry's research group PERC (Propane Education and Research Council) to demonstrate Ultera performance on a propane fueled forklift truck. The project has significant potential for this industry as these vehicles generally operate indoors where health concerns are magnified.

Several forklift companies expressed interest in participating in the project with MCFA (Mitsubishi Caterpillar Forklift America) eventually being selected. They supplied a forklift truck to Tecogen for modification and testing which was successfully utilized in demonstrating the potential of an MCFA product attaining a "near-zero" certification status believe the barriers to entry are formidable with technology mainly controlled by large; and conservative suppliers, while at the same time the industry seems focused on electrification of vehicles as their emissions solution. A more modest but substantial market where Tecogen believes a nearer term opportunity for Ultera is medium duty trucks (school buses, delivery vehicles, etc.). This application does not typically adapt well to electrification because of the longer, heavier duty cycles, and the supply chain is far less entrenched. For medium duty trucks, we believe the shift will be from diesel vehicles (which are under US EPA standards, a heretofore unachieved status in the industry. Our goal is to ultimately commercialize the Ultera option with MCFA (and perhaps others) which will help the propane industry regain lost ground to battery powered units and open up opportunities in food applications where propane is currently prohibited. Currently, we are working with MCFA engine control technologists in Japan to tune the engine optimally for the Ultera process, after which the prototype will be sent to MCFA in Texas for their own inhouse evaluation.

If the company is successful with the MCFA program, we believe the technology will gain important credibility in larger mobile markets. We have investigated automotive applications and


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MCFA (Mitsubishi Caterpillar Forklift America) test forklift truck equipped with Ultera system highly problematic with regard to criteria pollutants) to alternative fuels such as propane, natural gas and biofuels. Engines powered by these fuels are ideal applications for the Ultera process. Our approach to further application of Ultera in mobile sources will be to establish success in the forklift market before seeking partners manufacturing medium in the more approachable, stronger market of medium sized commercial vehicles.

January 7, 2019